Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-221630 and 333-239645) of our report dated March 8, 2023 relating to the consolidated financial statements, consolidated financial statement schedules of NI Holdings Inc. and Subsidiaries listed in Item 15(a)(2), and the effectiveness of NI Holdings Inc. and Subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Mazars USA LLP

Fort Washington, PA

March 8, 2023

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